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                                                                   EXHIBIT 10.23

                     EFFICIENT NETWORKS RESELLER AGREEMENT

The terms contained herein, along with the attachments and exhibits constitute an AGREEMENT ("Reseller Agreement" or "Agreement") made this 21st day of November, 1999 between Efficient Networks, Inc., a Delaware corporation with its principal place of business at 4201 Spring Valley Road, Suite 1200, Dallas, Texas, U.S.A., and its subsidiaries (collectively "Efficient") and Cabletron Systems, Inc., a Delaware corporation, with its principle place of business at 35 Industrial Way, Rochester, New Hampshire, U.S.A. ("Reseller" or "Cabletron"), and effective as of the closing of the merger contemplated by the Agreement and Plan of Reorganization made and entered into as of even date herewith, among Efficient, Reseller, Fire Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Efficient and Flowpoint Corporation, Inc., a California corporation and a wholly-owned subsidiary of Reseller ("Flowpoint") (such date referred to herein as the "Effective Date").


1.  DEFINITIONS:

1.1.  End User shall mean the ultimate customer that purchases Products for its
      --------
      internal use from Reseller.

1.2.  Exhibits to this Agreement are:

      Exhibit A  Products
      Exhibit B  Technical Support Guidelines
      Exhibit C  Limited Exclusivity
      Exhibit D  Marketing Principles

1.3.  Intellectual Property Rights shall mean all patents, copyrights,
      ----------------------------
      trademarks, mask works and other intellectual property rights relating to a Product.

1.4.  Orders shall mean purchase orders for Products submitted to Efficient by
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      Reseller under the terms of this Agreement.

1.5.  Parties shall mean Efficient and Reseller.
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1.6.  Products shall mean those products set forth in Exhibit A to this
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      Agreement, together with any product introduced by Efficient during the term of this Agreement that enhances the functionality of, or replaces, a product set forth in Exhibit A.

1.7.  Product Specifications shall mean Efficient or Flowpoint's published
      ----------------------
      specifications for the Flowpoint product current on date Efficient accepts Reseller's Order and any additional specifications agreed to by the Parties in writing.

1.8.  Software shall mean software products and software or firmware
      --------
      incorporated in hardware Products.

1.9.  Territory - Unless otherwise specified or agreed by the Parties in
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      writing, the Territory is worldwide.

1.10. Warranty Period - Unless otherwise specified by Efficient or agreed by
      ---------------
      the Parties, the Warranty Period shall be the shorter of twelve (12) months from the date the Product is delivered to the End User or fifteen
      (15) months from the date the Product is shipped to Reseller.

2.  RELATIONSHIP:

2.1.  Appointment - Efficient appoints Reseller as a non-exclusive reseller of
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      Products to be sold under Efficient and Reseller brands to End Users within the Territory under the terms of this Agreement.

2.2.  Limited Exclusivity - The parties agree that the limited exclusivity
      -------------------
      provisions set forth in Exhibit C shall apply to this Agreement.

2.3.  Relationship Reviews - Efficient and Reseller will conduct reviews of
      --------------------
      their relationship and performance under this Agreement at least twice during each year following the Effective Date. These reviews will consider, among other things, new products, Product Specifications and pricing, and Reseller's Product forecasts, purchases and payments under this Agreement.

2.4.  Marketing Principles - The parties recognize the need to coordinate their
      --------------------
      efforts with respect to sales opportunities for the products. The parties agree that they shall act in good faith to follow their mutual intentions as set forth in the Marketing Principles attached hereto as Exhibit D, and further agree to abide by the issue resolution mechanisms set forth therein.

3.  PRODUCT BRANDING:

3.1   Existing Arrangements - Any Flowpoint product which Reseller, immediately
      ---------------------
      prior to the Effective Date, was reselling under a Reseller brand, may, at

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      Reseller's request, continue to be resold under such Reseller brand. For purposes of rebranding, upgraded and enhanced versions of Products rebranded prior to the Effective Date shall be deemed to be Products entitled to rebranding. Such Products shall continue to be rebranded substantially similarly to the way they were being rebranded prior to the Effective Date. Any changes to the rebranding specifications shall be agreed in writing by authorized representatives of each Party.

3.2   Rebranding of Additional Products - Provided that the parties agree to
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      minimum purchase volumes for a particular additional Product, Reseller may request that additional Products be rebranded to carry a Reseller brand.
      In the event that the parties are unable to agree on minimum purchase volumes, Reseller may require Efficient to rebrand such additional
      Products provided Reseller pays Efficient's fully-loaded cost to effect such rebranding.

3.3   Other Products - Except as provided in Sections 3.1 and 3.2, Reseller
      --------------
      agrees that all Products sold by Reseller hereunder shall bear the brand marking and other labeling provided by Efficient. Reseller shall not remove any such branding or labeling, nor shall Reseller add any Reseller (or other) branding or labeling to any Product without the prior written consent of Efficient.

4.  RESELLER RESPONSIBILITIES:

4.1.  Product Forecasts - On or before the Effective Date and during the first
      -----------------
      week of each calendar month after the Effective Date, Reseller shall provide Efficient with a forecast of Reseller's expected demand for each Product to be purchased and delivered during each month of the subsequent twelve (12) month period.

4.2.  Firm Orders - With respect to Products rebranded at Reseller's request,
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      the Product forecasts for the first two (2) months of each twelve (12)
      month period shall constitute firm Orders for Products under this Agreement that are subject to acceptance by Efficient and will be accompanied by a purchase order by such amount.

5. PRODUCTS AND PRICING:

5.1.  New Products - Products which constitute enhancements of or replacements
      ------------
      for products listed on Exhibit A shall be added to Exhibit A by a writing signed by the parties, and shall thereafter be deemed to be "Products" for purposes of this Agreement. The parties acknowledge that the term Products is intended to encompass only those products heretofore manufactured by Flowpoint and any enhancements thereto or replacements therefor. To the extent that the parties later agree to permit Reseller to sell any products which were heretofore manufactured by Efficient (or are hereafter developed by Efficient and do not fall within the definition of Products) the right to resell any such products shall be the subject of a separate written agreement between the parties.

5.2.  Withdrawal of Products - Efficient shall have the right to cease
      ----------------------
      production and withdraw any Product from Exhibit A, provided Efficient gives Reseller a written "Product Withdrawal Notice" at least ninety (90) days prior to the effective date of the withdrawal. Reseller may, within forty-five (45) days after receipt of a Product Withdrawal Notice, submit a single, non-cancelable "Last Buy" Order for the affected Product for delivery within the subsequent three (3) months. Efficient shall not be obligated to accept any Last Buy Order which exceeds fifty (50) percent of the Product units that Reseller ordered during the twelve (12) month period prior to the date of the relevant Product Withdrawal Notice.

5.3.  Software and Firmware - All Products consisting of Software and Software
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      incorporated in any Product shall not be sold but shall be provided to
      Reseller and its customers subject to a use license.

5.4.  Product Modifications - In the event Efficient intends to modify a Product
      ---------------------
      Specification affecting its form, fit, interoperability or function, Efficient shall notify Reseller of the modification in writing no later than ninety (90) days prior to the effective date of the modification. Based upon information from Reseller, Efficient will make reasonable efforts to mitigate the impact of any modification on Reseller, including consideration of changes to the modification and allowing Reseller to make a final purchase of the unmodified Products, provided that Efficient shall retain the sole right to make final decisions concerning the design of Products and Product Specifications, and that the Order for any final purchase of unmodified Products shall be placed at least thirty (30) days prior to the effective date of the modification for delivery within sixty
      (60) days.

5.5.  [Intentionally Left Blank]

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5.6.  Most Favored Pricing - During the term of this Agreement, Efficient will
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      extend to Cabletron the best price it offers to third parties, for the same or lower volume of Products.

5.7.  Price Changes - Upon the written request of either Party, made at least
      -------------
      sixty (60) days prior to any anniversary of the Effective Date, Parties shall meet to consider and negotiate in good faith requested changes in Product prices.

5.8.  Price Decreases - The Parties agree that Product prices may require
      ---------------
      adjustment from time to time to allow Reseller to remain competitive, and Efficient will consider in good faith any request by Reseller for a reduction in the price of any Product. In the event Efficient determines to lower the price of a Product, the price decrease shall apply to all Products on order by Reseller but not shipped as of the effective date of the decrease.

5.9.  Price Terms - Prices for all Products are F.O.B. the shipping dock of the
      -----------
      Efficient manufacturing or distribution facility, with Reseller fully responsible for all costs of transportation, insurance, taxes, customs duties, landing, storage and handling fees, and documents or certificates required for exportation or importation.

6. ORDERING & SHIPMENT:

6.1.  No Conflicting Terms - No additional or different terms on the face or
      --------------------
      reverse side of any purchase order or other written or oral communications between the Parties shall supercede or amend the terms of this Agreement, unless such terms are agreed upon in advance, set forth in writing and signed by an authorized representative of each Party.

6.2.  Issuance and Acceptance - Each Order shall be dated, and shall contain:
      -----------------------
      (i) a complete list of the Products to be purchased specifying quantity, type, description and price; (ii) shipment and delivery instructions;
      (iii) branding requirements, where applicable; and (iv) any special terms and conditions agreed to in writing by the Parties. Efficient agrees to receive Orders placed by Reseller via electronic document transfer, facsimile, or hard copy only. Verbal or telephone orders must be followed promptly by one of the transmission means described above. All Orders are subject to acceptance by Efficient, and Efficient may reject Orders in its reasonable discretion.

6.3.  Right to Reschedule - Reseller may reschedule the date of the shipment of
      -------------------
      any Order once without penalty provided that Efficient receives written notice at least thirty (30) days prior to the scheduled shipment date requesting shipment on a date within ninety (90) days after the original shipment date.

6.4.  Delivery Schedule - Efficient will endeavor to deliver all Products in
      -----------------
      accordance with the Product delivery date specified in the Reseller's Order as accepted by Efficient, provided that Efficient reserves the right, at its sole discretion, to make partial shipments. When Products or component parts are in short supply, or on an industry wide allocation, Efficient will allocate its available inventory and make deliveries on a basis Efficient deems equitable, in its sole discretion, and without liability to Reseller on account of the method of allocation chosen or its implementation.

6.5.  Quantities - [Intentionally Left Blank]
      ----------

6.6.  No Right of Return - Reseller shall have no right to return and Efficient
      ------------------
      shall have no obligation to repurchase Products sold under this Agreement.

6.7.  Carrier & Risk of Loss - Products will be shipped by the carrier
      ----------------------
      designated in writing by Reseller. In the absence of specific shipping instructions from Reseller, Efficient may designate the carrier. In no event, however, shall Efficient be liable for the shipment, nor shall the carrier be deemed to be an agent or representative of Efficient. Title to Products and risk of loss shall pass to Reseller upon Efficient's delivery to the designated carrier.

6.8.  Packing - Products shipped by Efficient will be packed and packaged
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      according to Efficient's then current packaging methods. Special packaging or packing requirements shall be quoted by Efficient and mutually agreed to in advance.

7. SOFTWARE LICENSE TERMS:

7.1.  License Grant - Efficient hereby grants Reseller a nontransferable,
      -------------
      nonexclusive license to use and distribute Software solely for use by End Users in and in connection with their use of Products.

7.2.  Protection of Software - Reseller agrees not to modify, decompile or
      ----------------------
      disassemble Software except as expressly permitted by applicable law and agrees not to lend, rent, lease, sublicense, or otherwise transfer Software in any form to any

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      person except in accordance with this Agreement. Reseller will use its best efforts to protect Software and any copies or portions thereof from unauthorized reproduction, publication, disclosure or distribution.

8.  PAYMENT:

8.1.  Payment Terms - Efficient's payment terms are net thirty (30) days from
      -------------
      the date of Efficient's invoice. Reseller shall promptly pay all invoices and amounts due and maintain satisfactory credit arrangements with Efficient. All payments shall be made in United States dollars.

8.2.  Delinquency - If Reseller is delinquent in payment, Efficient may refuse
      ----------
      to accept any new Orders, or may cancel or delay shipment on existing Orders. Efficient may also rescind Reseller's credit terms and demand payment on either a pre-paid or delivery basis. Unless there is a legitimate dispute concerning an invoice, interest will accrue on delinquent amounts at the lesser of the maximum rate permitted by law or one and one half percent (1 1/2 %) per month from the due date.

9.  WARRANTY TERMS:

9.1.  Product Warranty - Efficient warrants that Products purchased under this
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      Reseller Agreement will conform to the Product Specifications applicable as of the date of Reseller's Order throughout the Warranty Period.

9.2.  Repair or Replacement - Efficient shall use commercially reasonable
      ---------------------
      efforts to, at its option, repair, replace or issue a credit equal to the purchase price for Products that fail to meet the applicable Product Specifications during the Warranty Period.

9.3.  Return, Repair or Replacement Procedures - Reseller shall pay all
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      transportation charges for Products returned to Efficient under these product warranty terms, except that Efficient shall pay the transportation charges for return of any Product that failed within thirty (30) days of its initial use by an End User. Efficient will pay all transportation charges back to the Reseller or End User. In the event that no warranty repair or replacement is required, Efficient reserves the right to charge Reseller for the transportation incurred by Efficient in returning the Product.

9.4.  Warranty Disclaimer - EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO OTHER
      -------------------
      WARRANTY, EXPRESS OR IMPLIED SHALL APPLY. EFFICIENT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR WARRANTY, INCLUDING BUT NOT LIMITED TO STATEMENTS OF CAPACITY, SUITABILITY FOR USE OR PERFORMANCE, WHETHER MADE BY EFFICIENT PERSONNEL OR RESELLER PERSONNEL SHALL BE CONSIDERED A WARRANTY BY EFFICIENT, FOR ANY PURPOSE, OR GIVE RISE TO ANY LIABILITY OF EFFICIENT WHATSOEVER.

9.5.  Warranty Notice - All End Users shall be provided with a written notice of
      ---------------
      the foregoing Product Warranty and Warranty Disclaimer either in a contract or upon delivery of the Product. In the event that Reseller shall modify or supplement the foregoing Product Warranty, Reseller shall indemnify and hold Efficient harmless from all claims, damages and related expenses, including attorneys' fees, incurred by Efficient during or after the term of this Agreement as a result of any such modification.

10. SERVICE:

10.1. End User Support - Reseller shall provide all first and second level End
      ----------------
      User customer support for Products, as defined below, in the same manner Reseller provides similar support for other products. Efficient will provide third level support, according to the Technical Support Guidelines set forth in Exhibit B to this Agreement, solely to Reseller's designated engineering personnel who are trained in the technical operation of the Product. As used herein: (i) First Level Support shall mean the provision of general product information, configuration support, collection of technical problem identification information and screening of customer support requests; (ii) Second Level Support shall mean First Level Support plus problem isolation, defect determination and module or Product replacement, lab simulation, interoperability testing and action plan definition; and (iii) Third Level Support shall mean back-up technical support by telephone and, where appropriate, the provision of hardware and software "bug fixes" and work-arounds.

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10.2.  Reseller's Efforts - Reseller shall use its best effort to resolve End
       ------------------
       User support problem without Efficient's assistance and insure that all Product problems and technical inquiries are reported in a standard format. Reseller shall cooperate with Efficient in identification of "bug fixes" and work-arounds and the provision of Level Three Support.

10.3.  Technical Information and Training - Efficient will provide technical
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       information and up to ___ days of training for ___ individuals with regard to each Product to allow Reseller to provide Level One and Level Two Support. Unless otherwise agreed by the Parties, all training shall take place at Efficient's facility in Dallas, Texas. All costs and expenses of Reseller's personnel in attending Efficient training shall be borne by the Reseller.

10.4.  Additional Support - Efficient may agree to provide Reseller with
       -------------------
       additional maintenance services and support pursuant to a separate agreement between the Parties.

10.5.  Non-Warranty Repair - Non-warranty repair services for Products may be
       -------------------
       provided by Efficient at a designated Efficient facility on a time and materials basis under Efficient's then standard prices, terms and conditions. Reseller shall also be responsible for all associated freight and insurance charges.

11.  INTELLECTUAL PROPERTY:

11.1.  Ownership - Unless expressly stated, nothing in this Agreement shall
       ---------
       grant Reseller a license to use or any other right, title or interest in any Efficient Intellectual Property Right, and all such Intellectual Property Rights shall remain the exclusive property of Efficient. Reseller acknowledges that its unauthorized use or assertion of ownership of any Efficient Intellectual Property Right will cause Efficient or its Affiliates immediate and irreparable harm and shall entitle Efficient or its Affiliates to obtain injunctive relief.

12.  DURATION AND TERMINATION:

12.1.  Term - The initial term of this Reseller Agreement shall be the three (3)
       ----
       year period commencing on the Effective Date and terminating on the date exactly three (3) years after the Effective Date unless earlier terminated pursuant to the terms of this Agreement. This Agreement may be renewed for additional one (1) year periods upon the same terms and conditions as set forth herein upon the mutual written agreement of the parties.

12.2.  Termination for Cause - This Agreement may be terminated upon the
       ---------------------
       occurrence of any of the following events: (i) by Efficient, upon ten
       (10) days written notice, should Reseller fail to pay any sums due hereunder within twenty (20) days of the due date thereof; or (ii) by either Party should the other Party commit a material breach of any obligation under this Agreement not specifically set out in this Section or any other Agreement between the parties and fail to cure such material breach within thirty (30) days after written notice to the defaulting party (hereinafter the "Default Notice"); or (iii) by either party, immediately, upon the insolvency of the other party, the appointment of a liquidator, receiver, administrative receiver or administrator.

12.3.  Termination on Change of Control - Notwithstanding the provisions of
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       Section 18.4 (Assignment) of this Agreement, either party may, in its sole discretion, terminate this Agreement immediately upon a change of control of the other party; provided, however, that the election to terminate must be made within thirty (30) days of the time that the terminating party becomes aware of the change of control; and provided further that any such termination shall not be effective for ninety (90) days from the notice and that, during the ninety (90) day notice period, this Agreement will remain in full force and effect. This restriction in Exhibit C and D shall not apply to a person who acquires Reseller in a change of control but shall continue to apply to Reseller and its subsidiaries so long as Reseller and its subsidiaries continue using Reseller's brand name(s) or until they legally cease to exist.

12.4.  Effects of Termination - Upon any termination of this Agreement, Reseller
       ----------------------
       shall: (i) refrain from submitting additional Product Orders; (ii) promptly pay for any Products which Reseller has ordered but has not yet paid Efficient; and (iii) allow Efficient, at its discretion, to repurchase at the invoice price all or any portion of the Products in Reseller's inventory. Products to be repurchased must be unused, in new condition, and in Reseller's inventory (or in transit from Efficient) on the day this Reseller Agreement ends. Reseller shall pay all shipping charges for Products returned and for all Products rejected. If Efficient chooses not to repurchase products from Reseller, Reseller may sell such existing inventories to End Users.

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12.5.  Limits of Liability for Termination - In the event this Agreement is
       -----------------------------------
       terminated, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOOD WILL OF EFFICIENT OR RESELLER, OR FOR ANY OTHER REASON RELATING TO OR ARISING FROM SUCH TERMINATION.

12.6.  Post Termination Support - The termination of this Agreement shall not
       ------------------------
       relieve Efficient of its Warranty obligations under Article 8 of this Agreement with regard to Products sold by Reseller to End Users prior to the date of termination, and Efficient shall continue to provide the technical support described Article 9 of this Agreement for one (1) year following the date of termination.

13.  CONFIDENTIAL AND PROPRIETARY INFORMATION:

13.1.  Disclosure of Information - It is expected that Efficient and Reseller
       -------------------------
       may each disclose to the other proprietary or confidential information. For purposes of the following, the Party disclosing the Confidential Information is the "Discloser" and the Party receiving the Confidential Information is the "Recipient".

13.2.  Confidential Information - "Confidential Information" shall mean any and
       ------------------------
       all information of the Discloser that is not generally known by others with whom it competes or does business, and any and all information, publicly known in whole or in part or not, which, if disclosed would assist in competition against Discloser. Confidential Information includes without limitation such information relating to: (i) the technical specifications of the Products; (ii) the development, research, testing, marketing and financial activities of the Discloser; (iii) the identity and special needs of the customers or suppliers of the Discloser; and (iv) the people and organizations with whom the Discloser has business relationships and those relationships.

13.3.  Ownership and Non-Disclosure - All Confidential Information acquired by
       ----------------------------
       Recipient or its employees or agents shall remain Discloser's exclusive property, and Recipient shall use its best efforts (which in any event shall not be less than the efforts Recipient takes to ensure the confidentiality of its own proprietary and other confidential information) to keep, and have its employees and agents keep, any and all such information and data confidential, and shall not copy or publish or disclose it to others, or authorize its employees, or agents or anyone else to copy, publish, or disclose it to others, without Discloser's prior written approval, and shall return such information and data to Discloser at its request. Recipient shall only use any Confidential Information in connection with its performance under this Agreement.

13.4.  Exception - The confidentiality provisions in this Section will not apply
       ---------
       to information which is or which becomes generally known to the public by publication or by any means other than a breach of duty on the part of the Reseller hereunder or is released by Efficient without restriction or is released pursuant to judicial or governmental decree.

13.5.  Post Termination - Except to the extent necessary to fulfill ongoing
       ----------------
       product support obligations or as otherwise provided herein, upon termination or expiration, the Reseller shall deliver to Efficient all material furnished by Efficient and pertaining to Products, which is then in the possession of Reseller, and shall not retain copies of the same. Except as provided herein, upon termination or expiration, Efficient shall deliver to Reseller all material furnished by Reseller, which is deemed confidential hereunder.

14.  INTELLECTUAL PROPERTY CLAIMS:

14.1.  Indemnification by Efficient - Efficient shall defend, at Efficient's
       ----------------------------
       expense, any claim brought against Reseller or End Users (a "Claim Defendant") alleging that any Efficient Product acquired or licensed under this Agreement infringes a U.S. patent, copyright, or mask work right (hereinafter a "Claim"). Efficient shall pay all costs and damages awarded or agreed to in settlement, provided that the Claim Defendant gave Efficient prompt written notice of the Claim, reasonable assistance and sole authority to defend or settle the Claim. Efficient shall obtain for the Claim Defendant, the right to continue using the Product, replace or modify the Product so it becomes non-infringing. If such remedies are not reasonably available, Efficient shall grant Reseller

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       a credit for the Product normally depreciated and have Reseller return the Product to Efficient. Efficient shall not have any liability if the alleged infringement is based upon the use, license or sale of the Product in combination with other products, including software not furnished by Efficient. This is Efficient's entire liability and Reseller's exclusive remedy for intellectual property Claims.

14.2.  Representation and Indemnification by Reseller - Reseller represents and
       ----------------------------------------------
       warrants that it is the owner or licensee of all Reseller brands and agrees that Efficient shall have no responsibility for the protection or maintenance of Reseller's rights in Reseller brands. Reseller shall hold Efficient harmless from and defend, at Reseller's expense, any claim brought against Efficient alleging that any Reseller brand infringes the trademark, trade name or any other intellectual property right of a third party (a "Brand Claim"). Reseller shall pay all costs and damages awarded or agreed to in settlement, provided that the Efficient gave Reseller prompt written notice of the Brand Claim, reasonable assistance and sole authority to defend or settle the Brand Claim.

15.  LIMITATION OF LIABILITY:

15.1.  Limitation of Liability - IN NO EVENT SHALL EITHER PARTY OR ITS
       -----------------------
       RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, AGENTS, OR EMPLOYEES BE LIABLE TO RESELLER OR END USERS FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF DATA OR PROFITS OR ATTORNEY'S FEES, WHETHER CLAIMED BY REASON OF BREACH OF WARRANTY, IN TORT OR OTHERWISE, AND WITHOUT REGARD TO THE FORM OF ACTION IN WHICH SUCH CLAIM IS MADE. IN ANY EVENT, EACH PARTY'S LIABILITY SHALL BE LIMITED TO ONE MILLION UNITED STATES DOLLARS ($1,000,000) OR THE EQUIVALENT IN FOREIGN CURRENCY; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO RESELLER'S OBLIGATION TO PAY FOR PRODUCTS PURCHASED HEREUNDER.

16.  DISPUTE RESOLUTION:

16.1.  Consultation and Review - The Parties shall make good faith efforts to
       -----------------------
       resolve all disputes arising under this Agreement through consultations. If consultations are unsuccessful in resolving any dispute, either Party may request a senior management review. Within ten (10) business days of any such request, designated vice presidents of Efficient and Reseller will meet in a mutually acceptable fashion to exchange relevant information and attempt to resolve the dispute.

17.  TRANSACTION RELATED ITEMS:

17.1.  Merger Agreement.  Reseller and Efficient have entered into an Agreement
       -----------------
       and Plan of Merger and Reorganization, dated as of November 21, 1999 (the "Merger Agreement").

17.2.  Indemnity Obligation.  Under the Merger Agreement Reseller has agreed to,
       --------------------
       under certain circumstances, indemnify and hold Efficient harmless from certain claims. Reseller and Efficient agree and acknowledge that nothing express or implied in this Agreement (e.g. Article 14) shall limit or modify any of Reseller's obligations under the Merger Agreement.

18.  GENERAL TERMS:

18.1.  Commercial Use - Products are manufactured by Efficient for standard
       --------------
       commercial use and are accepted and approved by Efficient following qualified test procedures, processes and programs established by Efficient prior to delivery to Reseller. Special acceptance criteria established by Reseller shall be deemed by Efficient as a request for custom Product and will be quoted on a case by case basis. Efficient shall not be responsible for any damages caused by Products which are not intended for use in critical safety systems or nuclear facilities.

18.2.  Import and Export - Certain Products may be subject to export or import
       -----------------
       control laws and regulations of the U.S. government and other governments. Reseller assures that Reseller and Resellers will comply with those regulations at their expense whenever they export or re-export controlled products or technical data obtained from Efficient or any product produced directly from the controlled technical data. Reseller shall hold harmless and indemnify Efficient from any damages, including attorneys' fees, and any government sanctions resulting to Efficient from a breach of this Section.

18.3.  United States Government Restricted Rights - All Software shall be
       ------------------------------------------
       licensed to End Users subject to
       the following: "The enclosed Product (a) was developed solely at private expense; (b) contains "restricted computer software" submitted with restricted rights in accordance with section 52.227-19 (a) through (d) of the Commercial Computer Software-Restricted Rights Clause and its successors, and (c) in all respects is proprietary data belonging to Efficient and/or its suppliers. For Department of Defense units, the Product is considered commercial computer software in accordance with DFARS section 227.7202-3 and its successors, and use, duplication, or disclosure by the government is subject to restrictions set forth herein."

18.4.  Assignment - This Agreement may not be assigned or transferred in whole
       ----------
       or in part by Reseller without the prior written consent of Efficient. Subject to each party's right to terminate this Agreement as provided in
       Section 12.3, either party may, however, assign this Agreement without the other party's consent to any person or entity that acquires substantially all of the stock, assets or any major division, unit, or subsidiary of the assigning party.

18.5.  Waiver and Severability - A Party's failure to enforce any provision of
       -----------------------
       this Agreement shall not be deemed a waiver of that or any other provision of this Agreement. If any provision of this Agreement has been declared illegal, invalid or unenforceable, the provision shall be construed to be enforceable to the maximum extent permitted and, if not, shall be deemed deleted from this Agreement, provided that if such construction or deletion substantially alters the commercial basis of this Agreement, the Parties shall negotiate in good faith to amend the provisions of this Agreement to give effect to their original intent.

18.6.  Force Majeure - Except in the case of Reseller's failure to pay any
       -------------
       amounts due hereunder, neither Party shall be liable for any damages or penalties for delay in delivery nor for failure to give notice when such delay is due to the elements, acts of God, acts of the other Party, acts of civil or military authority, fires, or floods, epidemics, quarantine restrictions, war, riots, strikes, lockouts or other labor disputes, delays in transportation, delays in delivery by vendors, or any other causes, without limitation, which are beyond the reasonable control of the delayed Party. The delivery date shall be considered extended by a period of time equal to the time lost because of any delay that is excusable under this provision.

18.7.  Survival - Appropriate provisions of this Agreement, including but not
       --------
       limited to the following, shall survive the expiration or termination of this Agreement: Definitions; Ordering and Shipment; Software Terms; Payment; Warranty Terms; Intellectual Property; Duration and Termination; Confidential and Proprietary Information; Limitation of Liability; Import and Export; Confidentiality of Agreement, Waiver and Severability and Laws.

18.8.  Laws -This Reseller Agreement shall be governed by the laws of the State
       ----
       of Texas, U.S.A., regardless of the laws that might otherwise govern under applicable conflicts and choice of laws principles. Any Action under this Agreement must be brought within twelve (12) months after the cause of action arises.

18.9.  Relationship of the Parties - Except as expressly provided in this
       ---------------------------
       Agreement, Reseller shall not be, and will not hold itself out as, the representative, agent, commission-sales agent, franchisee or employee of Efficient for any purpose. This Agreement creates no relationship of joint venture, franchise or partnership, and neither Party has any right or authority to assume or to create any obligation or responsibility on behalf of the other Party. All agreements relating to the sale of the Products and Services provided by Reseller to its customers are Reseller's exclusive responsibility. Reseller shall indemnify against and hold Efficient harmless from, any and all claims, damages or legal proceedings and associated costs of whatever nature, relating to the performance by Reseller of this Agreement arising out of the acts or omissions of Reseller, its employees, servants, Resellers or agents.

18.10. Entire Agreement - This Reseller Agreement, its Exhibits and
       ----------------
       attachments, including all documents which are incorporated by reference, constitute the entire and only understanding between the Parties with regard to the subject matter hereof and thereof. Unless otherwise provided herein, no modifications to this Agreement shall be binding on either Party unless made in writing and signed by duly authorized representatives of both Parties. In the event of any conflict between this Agreement, and any Addendum, Exhibits, or other attachments, the terms of this Agreement shall govern.

18.11. Third-Party Financing - In the event Reseller obtains financing in any
       ---------------------
       form whatsoever for the
        purchase of Products under this Agreement and there is a conflict between the provisions of any such financing agreement and this Agreement, the terms of this Reseller Agreement (other than Payment) shall govern.

18.12.  Notices - Where electronic communication is available, Efficient and
        -------
        Reseller may communicate with each other by electronic means. Efficient and Reseller agree that when electronic communications are used, they are the equivalent of written and signed documents except for Notices given under this Agreement which if transmitted electronically, shall also be sent via facsimile transmission (with a copy by U.S. mail or overnight courier (signature required)). Notices shall be deemed effective upon receipt or refusal to accept delivery. Routine business communications shall not be deemed to be Notices. All such notices shall be in English and addressed as follows:

        If to Efficient:

        Efficient Networks, Inc.
        4201 Spring Valley Road, Suite 1200
        Dallas, Texas 75244
        Attention:  Jill Manning
        Facsimile Number:  972-991-8579

        If to Cabletron:

        Cabletron Systems, Inc.
        35 Industrial Way
        Rochester, NH
        Attention:  __________________________
        Facsimile Number: ____________________

IN WITNESS WHEREOF, the Parties have caused this Reseller Agreement to be executed by their duly authorized representatives.

Efficient Networks, Inc.                Cabletron Systems, Inc.

      /s/ JILL MANNING                        /s/ PIYUSH PATEL
By:  _______________________________    By:  __________________________________

        Jill Manning                            Piyush Patel
Name:  _____________________________    Name:  ________________________________

         Chief Financial Officer                President
Title:  ____________________________    Title  ________________________________

         December 17, 1999                      December 17, 1999
Date:  _____________________________    Date:  ________________________________

                     EFFICIENT NETWORKS RESELLER AGREEMENT

                              Exhibit A - Products

-------------------------------------------------------------------------
Product No.               Description
-------------------------------------------------------------------------
FP128                     ISDN Router SSR - 105 SSR - 103
-------------------------------------------------------------------------
FP144                     IDSL Router
-------------------------------------------------------------------------
FP2025                    ATM25 Router
-------------------------------------------------------------------------
FP2200                    SDSL Router
-------------------------------------------------------------------------
FP2200V                   SDSL IAD
-------------------------------------------------------------------------
SSR245                    Dual Ethernet Router
-------------------------------------------------------------------------
SSR250                    ADSL Router
-------------------------------------------------------------------------
SSR255                    ADSL Router
-------------------------------------------------------------------------

                     EFFICIENT NETWORKS RESELLER AGREEMENT

                    Exhibit B - Technical Support Guidelines

Nature of Technical Support - During the term of this Agreement, Efficient will assist Reseller in the identification and resolution of Product performance problems and errors. Efficient's technical support shall be Level 3 Support to the Reseller in connection with its support of its Resellers and End Users. Level 1 Support and Level 2 Support shall be the sole and exclusive responsibility of the Reseller and its resellers. Level 3 Support shall be provided by Efficient only to engineering personnel designated by the Reseller who are trained in the technical operation of the Product. Efficient's support will be provided in accordance with the following guidelines:

I.   Technical Support

     1.   Availability - Efficient shall provide Level 3 Support via telephone,
          ------------
          facsimile and electronic mail twenty-four hours per day, seven days per week.

     2.   Response - Reseller shall use reasonable efforts to attempt to resolve
          --------
          End User support requirements for the Products. If Reseller cannot successfully resolve an issue within a reasonable period of time, Efficient's technical support staff will provide assistance. Efficient will provide an initial response to all Reseller support requests within two (2) hours, and Reseller and Efficient will mutually agree, in good faith, what additional information or documentation will be required for resolution of the problem. Efficient will provide a problem report form for Reseller's use in reporting problems.

II.  Error Correction

     1.   Error Definitions - "Error" means a reproducible that causes a Product
          -----------------
          not to function substantially in conformance with its specifications. Errors are classified as follows:

          Category 1: End User's network segment or management application is down or experiencing a consistent, measurable performance impact with no immediate resolution available.

          Category 2: End User is experiencing intermittent failure, performance degradation, or functionality of network or management applications.

          Category 3: Issues that do not affect customer's normal network or management application operation or questions concerning Product functionality or usage.

      2.  Non-Emergency Technical Support - For End User or Reseller problems
          -------------------------------
          not deemed by Reseller to be an emergency, Efficient will use its best efforts to address and resolve the problems as quickly as practicable during normal business hours. If a particular problem is not resolved within two (2) business days following the initial call to Efficient, technical support managers and engineers for each Party, will discuss and work in good faith to devise and implement a satisfactory resolution. Problems regarded as non-emergencies include: (i) installation and operation problems, i.e., routine questions that can be resolved by following documentation; and (ii) deviations from documentation, omissions and known workarounds, i.e. problems that cannot be resolved by following the documentation or result from reasonable misinterpretation of the documentation.

      3.  Emergency Technical Support - Efficient acknowledges that Category 1
          ---------------------------
          and Category 2 Errors should be resolved quickly. During the applicable Warranty Period, Efficient shall replace any defective Products or correct Errors promptly following receipt of notice from Reseller, not to exceed the following:

          . Efficient shall provide an initial response to Errors reported by Reseller during normal business hours within four (4) hours and Reseller and Efficient shall promptly agree in good faith to any additional information and documentation that may be required to permit Efficient to resolve such errors. The error correction period begins after Reseller has enough information to profile the error and can recreate the error or has access to a facility where the error can be recreated.

          . Efficient shall use its best efforts to resolve Category 1 Errors within two (2) working days of receipt of notice of such Error.

          . Efficient shall use its best efforts to resolve Category 2 Errors within five (5) working days of receipt of notice of such Error.

          . Efficient shall use its best efforts to resolve Category 3 Errors within fifteen (15) working days of receipt of notice of such Error.

          The prescribed Error correction periods above may be extended by agreement of the Parties, e.g., if resolution of problem requires hardware certification or test, or if resolution represents significant risk to the primary Product functions.

      4.  Support Reports and Evaluation - Efficient shall provide a reporting
          ------------------------------
          mechanism by which Reseller will regularly receive a detailed list of the status of all Errors reported and resolved, including a list of workarounds and bug-fixes. At least once during each calendar quarter, the Parties shall hold management-level meetings to discuss improvements in support.

III.  Technical Support Hotline

Reseller shall make all requests for technical support to the following hotline telephone or facsimile number, or via the Internet to the address indicated:

     Efficient Technical Hotline contacts as follows:

     Telephone No. __________________________
     Facsimile No. ___________________________
     Electronic Mail: ___________@______.com

Efficient may change contact telephone numbers, facsimile numbers, or Internet addresses on ten day's notice.

                     EFFICIENT NETWORKS RESELLER AGREEMENT

                        Exhibit C - Limited Exclusivity

I.        Reseller Non Exclusive Reseller - Reseller's appointment by Efficient
          -------------------------------
          as a Reseller under the Reseller Agreement is on a non-exclusive basis. Efficient may appoint additional parties to sell Products and may sell Products itself to all parties throughout the Territory.

II. Efficient Exclusive Supplier - Reseller agrees that it shall acquire DSL and ISDN customer premises equipment ("CPE") for resale from Efficient as provided herein.

          .  First Twelve Months - Reseller agrees that, for a period of twelve
             (12) months from the Effective Date, it shall purchase for resale CPE exclusively from Efficient. Reseller shall be relieved of this obligation, and may purchase CPE for resale from other parties, in the event that: (A) Efficient is unable to meet Reseller's reasonable delivery requirements for CPE; or (B) Efficient CPE does not substantially meet the specifications of Reseller or Reseller's customer for the CPE and, after reasonable notice, Efficient is unable or unwilling to modify its products to meet Reseller or the customer requirements in the required timeframe; or (C) a third party manufacturer of CPE is able to supply comparable CPE to Reseller at prices which are equal to or less than ninety-five percent (95%) of the price at which Efficient is offering comparable CPE to Reseller; or (D) Reseller's customer makes a specific request not solicited by Reseller for CPE manufactured by a third party. Any exception to the general rule of exclusivity will apply to the specific product or order presented by Reseller, but will not result in a general release from the foregoing exclusivity provisions.

          . Subsequent Periods - Following the initial twelve month period of the Reseller Agreement and for so long as the Reseller Agreement remains in effect, Reseller agrees that Efficient shall be its preferred supplier of CPE for resale and that Reseller shall feature Efficient CPE as its lead CPE products.

III.      Branding - For so long as the Reseller Agreement remains in effect,
          --------
          Reseller agrees that it will not rebrand any CPE as Reseller CPE, other than (i) CPE so branded by Efficient pursuant to the Reseller Agreement and (ii) CPE purchased from third parties as permitted by paragraph II. To the extent that Reseller acquires a third party which makes or sells CPE that is comparable to the Flowpoint CPE, Reseller will not rebrand any such CPE as Reseller CPE for the longer of (A) twelve (12) months from the date it acquires such third party; or (B) that date on which it otherwise generally ceases to use the branding of the acquired entity.

IV. Sales Force Training and Incentives - Reseller agrees that, for so long as the Reseller Agreement remains in effect:

          . Reseller shall provide Efficient with access to its sales personnel on a regular basis in conjunction with regularly scheduled Reseller sales force training events so that Efficient may provide training on the Flowpoint CPE;

          . Reseller shall not permit any third party CPE manufacturer to offer similar training to Reseller sales personnel; provided, however, that Reseller may permit third party manufacturers supplying CPE as permitted by paragraph II to conduct limited training as reasonably required;

          . Reseller shall utilize marketing material provided by Efficient, or jointly developed by Reseller and Efficient, as its exclusive marketing material relating to CPE except with respect to third party CPE permitted by paragraph II above;

          . To the extent that Reseller elects to feature CPE at trade shows or in general product marketing material, it shall feature Flowpoint CPE substantially more predominantly at such shows or in such material than it features any other third party CPE;

          . Reseller shall include in Flowpoint CPE its product/commission lists made available to its sales personnel and shall pay customary commissions to its sales personnel on sales of Flowpoint CPE;

          . Reseller shall not compensate (through commissions, rebates, special incentives or any other means) its sales personnel for the sale of third party CPE at rates more favorable than the rates at which Reseller compensates its sales personnel for sales of Flowpoint CPE; and

          . Reseller shall not disseminate any press releases or similar announcements relating to any non-Efficient CPE which Reseller may sell nor with respect to any strategic relationship, joint or cooperative marketing or similar arrangement with any third-party supplier of CPE.

                     EFFICIENT NETWORKS RESELLER AGREEMENT

                        Exhibit D - Marketing Principles

These Marketing Principles set forth the intentions of the parties as it relates to opportunities which may arise to sell DSL and ISDN customer premises equipment (DSL and ISDN customer premises equipment are referred to herein as "CPE."). In particular, the parties recognize that situations are likely to arise where the sales force of each party may be presented with the same business opportunity, or different opportunities within a single customer enterprise. It is the parties intention that any such conflicts be resolved through good faith discussions between the parties taking into account the guidelines set forth herein.

I.        General Statement - Efficient is primarily in the business of
          -----------------
          developing and selling CPE. Reseller is not primarily in the business of developing or selling CPE, and intends to sell CPE only in situations which may lead to sales by Reseller of other Reseller products and services. It is the general intention and marketing strategy of the parties that: (1) sales which primarily involve CPE will be handled by Efficient and (2) sales which primarily involve non-CPE Reseller products and services will be handled by Reseller. It is the mutual goal of the parties to increase the level of CPE being sold through all available sales channels and to optimize the use of their respective sales resources.

II.       Specific Accounts - In furtherance of the General Statement, the
          -----------------
          parties acknowledge that there are certain customers which require a more specific statement of intention. These are as set forth in this
          Article II.

         1.  Efficient Key Accounts - Efficient has existing customer
             ----------------------
             relationships with each of the following parties and/or their purchasing affiliates (the "Efficient Key Accounts"): America Online; Concentric Networks; Covad Communications; Northpoint; Rhythms; and SBC. The parties agree that Efficient will be the preferred vendor of CPE into these accounts. Absent unusual circumstances, Reseller will refrain from selling CPE into these accounts, and will refer sales leads to Efficient.

         2.  Common Key Accounts - Efficient and Reseller each have existing
             -------------------
             customer relationships with the following parties and/or their purchasing affiliates (the "Common Key Accounts"): AT&T; Bell Atlantic; Bell South; Mindspring; and MCI/Worldcom. Both Efficient and Reseller expect to continue to sell their respective products and services into each of the Common Key Accounts. In order to mitigate the potential for the inefficient duplication of sales efforts with respect to the Common Key Accounts, promptly following the Effective Date, representatives of Efficient and Reseller shall meet and (1) inform the other party about the status of current and prospective sales activities in each of the Common Key Accounts; and (2) work in good faith to develop a plan of action to mitigate any duplications of effort or other inefficiencies which may then exist or may arise in the future. Efficient and Reseller further agree that, for so long as the Reseller Agreement remains in effect, they will keep the other party informed of current and prospective sales activities in the Common Key Accounts and will meet periodically to discuss any issues that may have arisen.

         3.  Other Accounts - Efficient and Reseller recognize that they are
             --------------
             likely to engage in selling activities with respect to customers or potential customers that are not Efficient Key Accounts or Common Key Accounts. As to all such other customers or potential customers, it is the intention that the General Statement shall apply.

III.      Contacts and Dispute Resolution - The parties agree to appoint primary
          -------------------------------
          contact persons and to attempt to resolve in good faith any issues that may arise under these Marketing Principles.

         1.  Contacts - The following persons shall be the initial contacts for
             --------
             resolving any issues under these Marketing Principles: for Efficient, David Stefan; for Reseller, Romulus Pereira; for Flowpoint, Dano Ybarra. Although the parties are free to change their contact person in their discretion by notice to the other parties, each party acknowledges and agrees that maintaining continuity of the contacts and relationship will be beneficial to all parties, and will make decisions to keep or change contact persons with this in mind.

         2.  Dispute Resolution - Each party shall put into place appropriate
             ------------------
             mechanisms such that conflicts that arise among their respective sales forces will be brought to the attention to their contact persons. In the event of any such dispute, the contact persons shall promptly meet (in person or by phone) and shall attempt in good faith to resolve any such controversies following the principles set forth in these Marketing Principles. If, after making reasonable efforts to resolve the controversy, the contact persons are unable to arrive at a mutually satisfactory resolution, the matter shall be elevated to the second level contacts within the organizations. The second level contacts shall be: for Efficient, [Mark Floyd]; for Reseller, [________________]; and for Flowpoint, [Chuck Waggoner]. Each party is free to designate a different second level contact. The second level contacts shall attempt to resolve any controversies in the same manner as the initial contacts act under these Marketing Principles.